                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 1999 relating to the financial statements and financial statement schedule, which appears on page F-1 of the Meade Instruments Corp. Annual Report on Form 10-K for the year ended February 28, 1999.


/s/ PricewaterhouseCoopers LLP
Costa Mesa, California
January 14, 2000